SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Senetek PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

NOTICE OF ANNUAL GENERAL MEETING

SENETEK PLC

(the “Company”)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on Monday, December 14, 2009 at the Meritage Hotel, 875 Bordeaux Way, Napa, California, 94558, at 10:00 a.m. Pacific Standard Time, for the purpose of considering and, if thought fit, passing the following resolutions:

ORDINARY BUSINESS

1.	To re-elect Kerry Dukes as a Director;

2.	To receive the Company’s annual accounts for the financial year ended December 31, 2008 together with the last director report and auditors’ report on those accounts;

3.	To appoint Macias Gini & O’ Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2009 at a remuneration to be determined by the directors.

and to transact such other business as may properly come before the Annual General Meeting and any adjournments and postponements thereof.

By order of the Board of Directors

William F. O’Kelly

Secretary

The Company’s principal executive offices are located at 831 Latour Court, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at Sceptre Court, 40 Tower Hill, London, EC3N 4DX, England. A copy of the Company’s Annual Report and Form 10-K for the year ended December 31, 2008, which contains audited consolidated financial statements and other information, accompanies this Notice and the enclosed Proxy Statement.

Important Notice of Internet Availability.    This proxy statement and the accompanying 2008 Annual Report on Form 10-K are also available to the public for viewing on the Internet at http://www.senetekplc.com.

A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint one or more proxies to attend and, on a poll, to vote in his or her stead. A proxy need not be a member of the Company.

October 15, 2009

SENETEK PLC

Principal Executive Office

831 Latour Court, Napa, California 94558

United States of America

Tel: 707-226-3900 Fax: 707-226-3999

Registered Office

Sceptre Court, 40 Tower Hill, London, EC3N 4DX,

England, United Kingdom

Tel: 44-207-423-8000 Fax: 44-207-423-8001

Proxy Statement

Annual General Meeting of Shareholders

This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England (“Senetek” or the “Company”), in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual General Meeting of Shareholders and at any and all adjournments or postponements of such meeting (the “Annual Meeting”), to be held at the Meritage Hotel, 875 Bordeaux Way, Napa, California, 94558, on Monday, December 14, 2009 at 10:00 a.m. Pacific Standard Time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. The Company anticipates mailing this Proxy Statement and related forms of proxy to its shareholders on or about November 3, 2009.

Record Date and Voting

At the close of business on October 15, 2009 (the “record date”), the Company had outstanding 7,645,802 Ordinary shares, nominal value 40p (the “Ordinary shares”), of which 7,574,571 were held in the name of The Bank of New York, as depositary (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands. Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each Ordinary share held by such holder.

Proxy cards from registered holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Annual Meeting. Proxy cards duly executed by registered holders of Ordinary shares will be voted in accordance with the instructions given or, if no instruction is given, will be voted in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and in the discretion of the proxies on any other proposals properly brought before the Annual Meeting. Delivery of a proxy card shall not preclude a holder of Ordinary shares from revoking such proxy by delivery of a later dated proxy card or from attending and voting at the Annual Meeting or any adjournment thereof.

ADR holders are not entitled to vote directly at the Annual Meeting but a Deposit Agreement exists between Bank of New York, as Depositary, and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary shares represented are to be voted, by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will vote the Ordinary shares represented by the instruction card in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and will give the Company’s proxies authority to vote in their discretion on any other proposals properly brought before the Annual Meeting. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on December 6, 2009 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked. The Depositary will vote Ordinary shares represented by ADRs as to which instructions have not been received from the registered holders by the close of business on the Instruction Date in the same proportions, as to each proposal set forth in the Notice of Annual General Meeting, as those Ordinary shares as to which instruction have been so received.

A minimum of two registered holders of Ordinary shares or their proxies must be present at the Annual Meeting to constitute a quorum for the transaction of business.

The cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares and ADRs as of the record date will be borne by the Company. The solicitation of proxies, which is being made on behalf of the Company, will be made by use of the mails and the Internet and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. Although no precise estimate can be given at this time, the Company anticipates that it will spend approximately $20,000 in connection with the preparation of proxy materials and solicitation of proxies (including fees to be paid to Georgeson Shareholder Communications as described below).

The Company has retained Georgeson Shareholder Communications, a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares and ADRs and to perform other related services, for which Georgeson is to receive a fee estimated at $10,000 together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by a variety of methods, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the Company’s Ordinary shares and ADRs. Approximately 10 employees of Georgeson will be utilized in connection with the solicitation.

Proposals One through Three described in the Notice of Annual General Meeting are ordinary resolutions. Any other resolutions presented at the Annual Meeting would be special resolutions. The approval of an ordinary resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The approval of a special resolution requires the affirmative vote of three-quarters of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in the votes cast and will have no effect on any resolution voted on at the Annual Meeting. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the New York Stock Exchange.

Shareholder Proposals

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”), and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual General Meeting of Shareholders to be held in 2010, that proposal must be received in writing by the Secretary of the Company at the Company’s principal executive office no later than June 20, 2010.

Under the English Companies Act, in order for a shareholder proposal to be presented at the Annual Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the votes of all members having a right to vote at the Annual Meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company prior to the date of the Notice of the Annual General Meeting. Notwithstanding these requirements, the Articles of Association of the Company permit a resolution to be proposed for the election of a director if notice in writing is given to the Secretary of the Company not more than 28 days and not less than 7 days before the date of the Annual Meeting, signed by a shareholder and attaching a written notice signed by the candidate expressing his or her willingness to be elected. In addition, if the Company was not notified prior to September 17, 2009 of a proposal to be brought before the 2009 Annual Meeting by a member, then proxies held by the Board may be voted in its discretion on such proposal even though it is not discussed in the proxy statement for such meeting. The Company was not notified of any such proposal.

PROPOSAL ONE

ELECTION OF DIRECTOR

The Company currently has four directors (the “Directors”).

The Articles of Association of the Company provide that one-third of the Directors (not including Managing Directors, Executive Directors, or those appointed by the Board of Directors since the last Annual Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire by rotation at the dissolution of each Annual Meeting based on the length of time in office as calculated from each Director’s last election or appointment. A retiring Director is eligible for re-election.

Of the current Directors, one, Frank J. Massino, is an Executive Director, one, Anthony Williams, was elected at the 2007 Annual Meeting, and one, Rodger Bogardus was elected at the 2008 Annual Meeting. The remaining Director, Kerry Dukes, shall retire by rotation at the Annual Meeting and has been nominated by the Board for re-election at the Annual Meeting.

Vote Required

Adoption of Proposal One to re-elect Kerry Dukes as a Director requires the affirmative vote of a majority of the holders of Ordinary shares voting in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendations

The Board of Directors recommends that the shareholders vote “FOR” the re-election of Kerry Dukes to serve as a Director of the Company.

Board of Directors Nominee and Continuing Directors

The following table provides information concerning Kerry Dukes and the continuing Directors.

Name	Position with Company	Director Since	Age
Frank J. Massino	Chairman of the Board of Directors and Chief Executive Officer	1998	62
Anthony Williams	Vice Chairman of the Board of Directors	2003	63
Rodger Bogardus	Director	2006	68
Kerry Dukes	Director	2006	47

Nominee

Kerry Dukes was appointed a Director in May 2006 and was elected a Director at the 2006 Annual General Meeting. Mr. Dukes has been Chief Executive Officer of Ardour Capital Investments LLC, a registered investment banking and securities broker-dealer firm in New York City since he co-founded the firm in 2002. Mr. Dukes has more than 20 years experience in the investment banking and securities businesses and has served on the Boards of Directors of public companies, including Commonwealth Associates Growth Fund and Food Integrated Resources. Prior to co-founding Ardour Capital Investments, Mr. Dukes served as Director, Senior Managing Partner and Head of Global Activities of BlueStone Capital Partners, a registered securities broker-dealer and investment bank, from 1995 to 2001, and as Chief Operating Officer and Managing Director of Commonwealth Associates Growth Fund from 1988 to 1995. Mr. Dukes attended the State University of New York.

Continuing Directors

Frank J. Massino became Chairman and Chief Executive Officer of Senetek PLC in November 1998. Prior to becoming Chairman and Chief Executive Officer of Senetek, Mr. Massino served as President of Carmé Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek. Drawing on professional management experience at major corporations such as Glaxo Inc., Ortho Pharmaceutical Corporation, Johnson & Johnson, Pfizer and IBM, Mr. Massino has reshaped the corporate structure of Senetek, defined its strategic direction and focused the Company soundly on its core competencies, successfully commercialized lead products, greatly expanded the Company’s IP portfolio and eliminated its debt. Mr. Massino has created and developed strategic scientific collaborations and industry partnerships that will allow the Company to accelerate product development and commercialization and sustain future growth of the Company.

During his career, Mr. Massino has successfully negotiated more than 60 licensing agreements and marketing collaborations with major pharmaceutical companies. For nine years he held executive management positions at Ortho Pharmaceutical, including Director of Business Development and New Products, and in 1982, was named “Division Manager of the Year.” While at Ortho, Mr. Massino was Product Manager Retin-A®, a leading prescription product for the treatment of acne. In addition, he was involved in the development and launch of Renova®, which in 1995, was FDA approved for anti-aging applications. As Product Director of Marketing and Division Sales Manager at Glaxo Inc., he repositioned a mature line of corticosteroids into a $60 million psoriasis business, successfully launched two new ethical pharmaceutical products and championed the internal development of two critically important product line extensions.

Mr. Massino holds bachelor’s degrees in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan. Mr. Massino is also highly experienced in drug delivery technology and holds a patent on a drug delivery device, and is a contributing inventor of Pyratine-6 and 4HBAP. He is an active member of the Licensing Executives Society. Under the Company’s Articles of Association, as an Executive Director, Mr. Massino’s term as a director does not expire.

Anthony Williams was appointed a Director in February 2003 and was re-elected by shareholders at the 2007 Annual General Meeting. Mr. Williams was appointed Vice Chairman of the Board of Directors in October 2003. Mr. Williams is a partner of Baker & McKenzie LLP, a global law firm headquartered in Chicago. Until September 2005, Mr. Williams was a partner at Coudert Brothers LLP, a New York City-based international law firm, and previously served as Chairman of the Executive Committee and as Administrative Partner of that firm, responsible for worldwide operations. Mr. Williams was affiliated with Coudert Brothers LLP from 1973 though September 2005, first as an associate and then as a partner. Mr. Williams received an A.B. in Government and Economics from Harvard University and a Juris Doctor from New York University School of Law. He is admitted to the Bars of the United States Supreme Court, the State of New York and the State of California. In September 2006, Coudert Brothers LLP filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court.

Rodger Bogardus was appointed a Director in May 2006 and was re-elected a Director at the 2008 Annual General Meeting. Mr. Bogardus has been Chief Executive Officer of Ingredia Resources LLC, Beach Haven Township, New Jersey, a privately held company that consults in designing and developing topically applied personal care products since he founded the firm in 2001. Before that Mr. Bogardus was Vice President and Category Head, Research and Development, of GlaxoSmithKline, a global healthcare company, with responsibility for denture care brands from July 2001 to July 2002, and Senior Vice President, Research & Technology, of Block Drug Company, a national chain drug company, from January 1999 to June 2001, when Block Drug was acquired by GlaxoSmithKline. From 1992 through 1998 Mr. Bogardus was Senior Vice President, Global Research and Development Group, of Mary Kay, Inc., a direct selling cosmetics company; from 1989 through 1992 he was Director, European Technology Center, of Colgate-Palmolive Company, a global personal care products company; and prior thereto he held responsible product research and development positions with Richardson-Vicks, Inc., a subsidiary of Procter & Gamble Company, S.C. Johnson & Son, Inc. and The Gillette Company, all global personal care products companies. Mr. Bogardus holds a B.S. degree in Chemistry from Milliken University.

BOARD MEETINGS AND COMMITTEES

Board Meetings

The Board of Directors met six times during 2008. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2008. The Board of Directors has met five times during 2009, to date. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2009, to date.

Committees

The Board of Directors has four chartered committees—a Compensation Committee, an Audit Committee, a Nominating Committee and a Corporate Governance Committee. The functions of the Nominating Committee and Corporate Governance Committee are discharged by the full Board because the small size of the Board makes it practicable for it to perform this role. The functions of the Committees and the membership of the Compensation and Audit Committees are set forth below.

Compensation Committee—The Compensation Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus and Anthony Williams, Members. The Compensation Committee does not operate pursuant to a formal written charter. The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Senetek Equity Plan. The Compensation Committee met once during 2008 and has not met during 2009, to date. The Board of Directors has determined that Mr. Dukes and Mr. Bogardus are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and that they and Mr. Williams are all “independent” within the meaning of the Rules of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Williams is not an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code or a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, because he is a partner of a law firm that provides legal services to the Company, but that his appointment to the Committee was in the best interests of the shareholders because of Mr. Williams’ experience as a Director and Vice Chairman of the Board.

Audit Committee—The Audit Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus, Member. The duties of the Audit Committee consist of, among other things, selecting the Company’s independent certified public accountants, approving the services and fees of the independent certified public accountants, assessing the Company’s financial reporting process and internal controls, reviewing the independence of the Company’s certified public accountants, and monitoring lines of communication between the Directors, financial management and the independent accountants. The Audit Committee met four times during 2008 and has met three times during 2009, to date. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the Rules of the Stock Market and all applicable Securities and Exchange Commission (“SEC”) requirements and that Mr. Dukes is an “audit committee financial expert” by reason, among other things, of his experience as chief executive officer of a registered securities investment banking and broker-dealer firm and as an investment banker involved in over 20 registered public offerings of securities. A copy of the Audit Committee Charter is attached as Appendix A to the Company’s definitive proxy statement for its 2006 Annual General Meeting filed with the SEC on October 12, 2007.

Nominating Committee—All of the seats on the Nominating Committee are currently vacant and the functions of the Committee are performed by the full Board. The duties of the Nominating Committee consist, among other things, of identifying individuals qualified to become Board members, selecting, or recommending to the Board, the Director nominees for the next Annual General Meeting, selecting or recommending to the Board, Director candidates to fill any vacancies on the Board, and receiving proposals for Director nominees from beneficial holders of the Company’s Ordinary shares. A copy of the Nominating Committee’s charter is available on the Company’s website at www.senetekplc.com. As noted above, each member of the Board of Directors presently participates in the nominating procedures. Due to the small size of the Company’s board of directors, the Board of Directors believes that it is appropriate for each of the four directors to be involved in the process of reviewing the qualifications of persons proposed to be nominated for election to the Board, such that each existing Board member can provide his or her views on any particular proposed nominee. The nomination of the Director nominee appearing on the Board of Directors’ proxy card for the Annual Meeting, Mr. Dukes, was recommended by the chief executive officer of the Company.

Corporate Governance Committee—All of the seats on the Corporate Governance Committee are presently vacant and the functions of the Committee are performed by the full Board. The duties of the Committee consist, among other things, of administering the Company’s Code of Business Conduct, applicable to its officers, employees, Directors and consultants, developing and administering corporate governance guidelines, policies and principles applicable to the Company, developing and implementing a legal compliance program for the Company’s officers, employees and Directors, and evaluating and monitoring the effectiveness of and compliance with these programs. A copy of the Company’s Code of Business Conduct is available on the Company’s website at www.senetekplc.com.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined that the following Directors of the Company (constituting a majority of all Directors) are “independent” within the meaning of the listing standards of the NASDAQ Stock Market: Mr. Bogardus, Mr. Dukes and Mr. Williams.

Communication with Directors

Individuals may submit communications to the Board or to the non-employee Directors individually or as a group by sending the communications in writing to the attention of the Secretary of the Company at Senetek PLC, 831 Latour Court, Napa, CA 94558. All communications that relate to matters that are within the scope of responsibilities of the Board and the Committees will be forwarded to the appropriate Directors.

Director Nomination Process

The Nominating Committee or full Board periodically reviews the requisite skills and characteristics of Directors as well as the composition of the Board as a whole. It makes an assessment of the suitability of candidates for election to the Board, taking into account business experience, independence and character. The Board, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for Director nominees. Shareholders may propose nominees for Board membership by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to Senetek PLC, Attention: Secretary, at 831 Latour Court, Napa, CA 94558. Shareholders who wish to nominate candidates for election to the Board at the next Annual General Meeting of Shareholders must adhere to the dates and follow the procedures outlined in “Shareholder Proposals” above. The Nominating Committee or full Board will consider Director candidates submitted by shareholders using the same criteria that it uses to select Director recommendations submitted by others.

Board Meetings and Executive Sessions

Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all Directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, Directors are expected to arrive at each Board and Committee meeting having reviewed the materials for the meeting. The Board periodically meets in executive session with only non-employee Directors present.

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer, chief operating officer and senior financial officer, in addition to its Code of Business Conduct, which applies to all employees, Directors and consultants. This code of ethics can be found in the Company’s Code of Business Conduct which is available on the Company’s website at www.senetekplc.com. In the event of any amendment to, or waiver from, the code of ethics, the Company will publicly disclose the amendment or waiver by posting the information on its website.

Senetek does not require Directors to attend the Annual Meeting however Directors generally do attend the Annual General Meeting. In 2008, all of the Directors attended the Annual Meeting.

EXECUTIVE OFFICERS

Frank J. Massino, Chairman and Chief Executive Officer (see above).

William O’Kelly, age 55, has been Chief Financial Officer of the Company since April 2006, and Secretary of the Company since August 2006. From July 2005 until April 2006, Mr. O’Kelly was a financial consultant. From July 2001 to July 2005, he was Chief Financial Officer and Secretary of Agentis Software, an application development software company which he co-founded, and from April 1998 to July 2001, he was Vice President-Finance and Treasurer of Informix Software, a database software company with revenues in excess of $1 billion. Prior to that he was Chief Financial Officer of Chemical Supplier Technology, an on-site manufacturer of high purity chemicals for silicon wafer and chip fabrication factories, from February 1996 to April 1998, and Corporate Controller of Air Liquide America Corporation, an industrial gas manufacturing subsidiary with revenues in excess of $1 billion, from August 1993 to February 1996. For 16 years prior to that he performed audit and tax services as a certified public accountant with accounting firms including Ernst & Young. Mr. O’Kelly holds a BS degree in Accounting from the University of Florida.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Senetek’s outstanding Ordinary shares as of September 30, 2009, by: (i) all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary shares, (ii) each of the Company’s Directors who beneficially owns such shares; (iii) the Company’s Chief Executive Officer; (iv) the Company’s other executive officers; and (v) all executive officers and Directors of the Company as a group, in each case based solely on information provided to the Company by such beneficial owners. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company’s Directors and executive officers is that of Senetek’s principal executive office, 831 Latour Court, Napa, California 94558.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (1)
5% Beneficial Owners (other than management)

None

Executive Officers and Directors

Frank J. Massino	431,355	(2)	5.4%
Rodger Bogardus	26,521	(2)	*
Kerry Dukes	23,521	(2)	*
William O’Kelly	46,909	(2)	*
Anthony Williams	97,152	(2)	1.3%
All Directors and Executive Officers as a group (5 persons)	625,458		7.7%

*	Less than one percent

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes the following number of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2009: Mr. Massino: 361,990; Mr. Bogardus: 20,271; Mr. Dukes: 20,271; Mr. O’Kelly: 35,284; and Mr. Williams: 62,445. Excludes 2006 option grants subject to satisfaction of certain performance objectives and other non-vested option grants as follows: Mr. Massino: 403,610; Mr. Bogardus: 22,229, Mr. Dukes: 22,229; Mr. O’Kelly: 38,466; and Mr. Williams: 33,805.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Senetek’s Directors, executive officers and any persons holding more than 10% of the Company’s equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company’s knowledge, based solely on materials provided and representations made to the Company, for the fiscal year ended December 31, 2008, all reports required by Section 16(a) during 2008 were filed on a timely basis. To the Company’s knowledge, all reports required by Section 16(a) during 2009, to date, were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony Williams, a Director of the Company, has been a partner of the law firm of Baker & McKenzie LLP since September 2005 and prior to that was a partner of the law firm of Coudert Brothers LLP, which law firms have rendered legal services to the Company. Legal fees paid to Baker & McKenzie in 2008 aggregated $238,000 and in 2009 through September 30 aggregated $259,000.

In August 2004, prior to Mr. Bogardus becoming a Director, the Company entered into a consulting agreement with Rodger Bogardus for his services in connection with pre-clinical and clinical testing of compounds being evaluated by the Company for commercialization as new dermatological active ingredients. No payments were made pursuant thereto in 2008 or 2009, to date, or are expected to be made in the future.

In 2003, prior to Mr. Dukes becoming a Director, the Company entered into a financial advisory agreement (the “Advisory Agreement”) with Ardour Capital Partners, LLC, of which Kerry Dukes is Chief Executive Officer and a controlling shareholder, providing for compensation in connection with investment banking services to be rendered related to various potential financial transactions, and the issuance of warrants in connection with the consummation of certain of such transactions. No payments were made pursuant thereto in 2008 or 2009, to date, or are expected to be made in the future.

The audit committee of the Board is specifically authorized and directed in its written charter to review and approve all related party transactions that are required to be disclosed to shareholders pursuant to item 404(a) of Regulation S-K.

The Company generally does not engage in transactions in which its executive officers or directors or any of their immediate family members or any of its 5% stockholders have a material interest. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors, generally prohibits transactions that could result in a conflict of interest. Any change or waiver of the Company’s Code of Ethics for any executive officer or director will be disclosed, if and to the extent required by applicable law, rule or regulation as from time to time in effect, pursuant to a filing on Form 8-K or posted on the Company’s website (www.senetekplc.com) or any other means as may be required or allowed by applicable law, rule or regulation.

See also “Executive Compensation—Employment Contracts” for a description of certain relationships with employees of the Company.

EXECUTIVE COMPENSATION

Executive Compensation Tables and Narrative Disclosure

Current Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Stock Awards (2)	Option Awards (2)	All Other Compensation (1)	Total
Frank J. Massino	2008	$384,231	(3)	$—	$—	$475,347	$53,074	$912,652
Chairman and Chief Executive Officer (PEO)	2007	360,000		160,000	27,646	114,699	42,988	705,333

William F. O’Kelly	2008	230,860	(3)	—	—	47,622	19,472	297,954
Chief Financial Officer and Secretary (PFO)	2007	215,000		40,000	8,843	11,143	13,750	288,736

(1)	Detail of All Other Compensation

	Year	401(k) Employer Match	Life Insurance	Disability Insurance	Car Allowance	Other	Total
Frank J. Massino	2008	$4,133	$14,067	$13,498	$12,000	$9,376	$53,074
	2007	4,525	12,965	13,498	12,000	—	42,988

William F. O’Kelly	2008	7,750	—	—	6,000	5,722	19,472
	2007	7,750	—	—	6,000	—	13,750

(2)	Stock and option compensation expense is computed in accordance with SFAS 123(R). See Note 9 of Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for computation details.
(3)	2008 includes the January 2, 2009 payroll paid on December 31, 2008 due to the holiday.

GRANTS OF PLAN-BASED AWARDS

As at December 31, 2008

		Number of Shares
Name and Principal Position	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards	All Other Option Awards	Exercise Price	Grant Date Fair Value of Stock and Option Awards

Frank J. Massino	January 18, 2008	458,750	—	—	$2.50	$729,725
Chairman and Chief Executive Officer (PEO)	January 18, 2008	81,850	—	—	$2.50	$135,967

William F. O’Kelly	January 18, 2008	48,750	—	—	$2.50	$80,982
Chief Financial Officer and Secretary (PFO)

Effective January 1, 2008, Mr. Massino’s base salary was increased from $360,000 to $370,000. Effective January 1, 2008, Mr. O’Kelly’s base salary was increased from $215,000 to $222,310

The Compensation Committee awarded the equity grants included in the “Grants of Plan-Based Awards”. The Compensation Committee did not award annual cash bonuses for 2008 or salary increases for 2009 in order to preserve cash.

The Company does not plan to release material non public information for the purpose of affecting executive compensation and it does not plan or coordinate grants to existing or new executives around the release of material non public information.

Employment Agreements

The Company maintains employment agreements with key executives principally to define terms under which employment will cease and to provide explicit benefits if termination of employment occurs for certain reasons. These termination benefits are generally comparable to its benchmarked public companies, including IGI, PhotoMedex, Antares Pharma, Bentley Pharmaceuticals, Vivus and Palatin Technologies, and have been constructed to provide an orderly transition for the Company if a termination event were to occur.

Material Terms of Employment Agreements

The Company has an employment agreement dated November 1, 1998 with Mr. Massino, as amended effective June 30, 2000, October 31, 2002, January 1, 2003 and April 2006. The agreement and amendments provide for a perpetual three-year term and an annual salary of $340,000 per annum subject to discretionary increases by the Compensation Committee from time to time. Mr. Massino’s base salary was increased from $360,000 to $370,000 as of January 1, 2008. The contract also provides for an automobile allowance of $1,000 per month and reimbursement of related automobile operating expenses. Under the agreement, Mr. Massino is entitled to an annual bonus, to be determined by the Compensation Committee, and is eligible to participate in the Company’s management bonus plan, if any. No bonuses were awarded for 2008.

Under the terms of the employment agreement, in the event that Mr. Massino’s employment is terminated by the Company (other than for “permanent disability” or “cause”, as such terms are defined in the agreement) or by Mr. Massino for “good reason” (as defined in the agreement), Mr. Massino would become entitled to a lump sum payment equal to the product of multiplying his base salary (and a deemed bonus, if any, as determined in accordance with the agreement) by three (i.e., the number of years remaining under the “evergreen” provisions of his employment agreement). Further, in such circumstance, all unvested and/or unexercisable options held by Mr. Massino would become immediately vested and exercisable. The agreement also provides for payment upon consummation of certain changes of control (as defined below), provided that the Company would not be required, on a change of control, to pay Mr. Massino any amounts that would constitute an “excess parachute payment” under the Internal Revenue Code. For purposes of the employment agreement with Mr. Massino, a “change of control” would include, among other events set forth in that agreement, (i) a sale, lease or transfer of all or substantially all of its assets, (ii) the adoption by its shareholders of a plan relating to Senetek’s liquidation or dissolution, (iii) Senetek’s merger or consolidation, following which its shareholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting corporation, (iv) an acquisition by an individual or group of more than 50% of the Company’s voting securities, and (v) a change in the Board of Directors that results in less than a majority of the Board being comprised of directors that have served on the Board of Directors for at least 12 months or who were approved by a majority of the Board at the time of their election or appointment.

The Company has a payment agreement dated March 5, 2007 with Mr. O’Kelly that requires the Company to make certain severance payments to Mr. O’Kelly in the event his employment is terminated under certain circumstances. If: (A) following a Change of Control, the Company does not retain Mr. O’Kelly as Chief Financial Officer or he is not offered a position of Equivalent Authority by the Company or a Successor Enterprise or (B) Mr. O’Kelly does not continue his employment with the Company or a Successor Enterprise after a Relocation, then, in either such event, the Company will continue to pay him his base salary as at the date of the Change of Control or Relocation for a period of six months following his separation from the Company or the Successor Enterprise.

The Compensation Committee believes the change in control provisions for the Chief Executive Officer and the Chief Financial Officer are appropriate because neither individual would likely be retained in the event of such a transaction and the provision of change in control benefits serves as an incentive for those individuals to continue to perform in the best interest of shareholders if such a transaction is under consideration.

Current Equity Holdings and Realization on Equity Holdings

OUTSTANDING EQUITY AWARDS

As at December 31, 2008

Name and Principal Position	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (4)	Option Exercise Price	Option Expiration Date
Frank J. Massino	91,750	367,000	(1)	—	$2.50	01/17/2015
Chairman and Chief Executive	19,497	62,353	(2)	—	$2.50	01/17/2015
Officer (PEO)	19,140	18,360	(3)	—	$1.60	12/17/2013
	75,000	—		75,000	$2.08	06/05/2013
	37,500	—		—	$4.40	12/16/2009
	75,000	—		—	$8.00	01/09/2009

William F. O’Kelly	11,612	37,138	(2)	—	$2.50	01/17/2015
Chief Financial Officer and	12,500	—		12,500	$2.08	06/05/2013
Secretary (PFO)

(1)	Options vest 20% at issue and 20% on each anniversary date through January 18, 2012
(2)	Options vest ratably over 48 months through January 18, 2012
(3)	Options vest ratably over 48 months through December 18, 2010
(4)	On June 6, 2006, the Compensation committee awarded 150,000 non-qualified options to Mr. Massino and 25,000 non-qualified options to Mr. O’Kelly. The option grants have a term of seven years and were priced at the Company’s share market price at the close of business on the grant date. The option grants vest 25% each with respect to calendar years 2006, 2007, 2008 and 2009 if and only if one of the two conditions (“A” or “B”) described below are satisfied. If neither condition is satisfied with respect to the calendar year, the tranche applicable to that year plus any unvested cumulative tranches from prior years are carried forward to the following year and fully vested if one of the two conditions are met with respect to that year. The criterion for Condition B was met in 2007 and 2006; the shares are 50% vested at December 31, 2008. Neither Condition A or B was met in 2008, the shares that would have vested in 2008 have been carried forward to 2009.

Condition A

At any time during the calendar year, the closing price of Senetek PLC American Depositary Shares for a consecutive 60 day period averages “X” or higher, as defined below (provided that options shall not vest within the first six months after grant).

Condition B

“Net Operating Income” for the calendar year is greater than or equal to “Y” as defined below. For purposes of this calculation, “Net Operating Income” is defined as Operating Income computed in accordance with U.S. Generally Accepted Accounting Principles plus all operating expenses associated with any program to migrate from a UK legal entity to a US legal entity and operating expenses associated with the evaluation or institution of a share buyback program. Such expenses include, but are not limited to, professional fees, travel and temporary help and specifically exclude imputed value of any CEO or CFO compensation expense except if that compensation expense is directly attributable to the subject programs.

Calendar Year	Condition A: X equals	Condition B: Y equals
2006	$4.00	$1,200,000
2007	$5.60	$2,040,000
2008	$7.84	$2,356,000
2009	$10.96	$2,697,000

Option Exercises and Stock Vested

An “Option Exercises and Stock Vested” table has not been included as it is not required for Smaller Reporting Companies.

Post Employment Compensation

Disclosures for Pension Benefits and Non-Qualified Deferred Compensation are not included as there were no applicable transactions for the reporting period.

Potential Payments upon Termination or Change in Control

The Company currently has an employment agreement with Mr. Massino and a payment agreement with Mr. O’Kelly that include severance and change of control provisions. These provisions are fully described in the preceding section titled Material Terms of Employment Agreements. In the event Mr. Massino was to be terminated without cause or in the event of a change in control as described above, Mr. Massino would be entitled to a minimum lump sum payment of $370,000 (his current salary) plus a deemed bonus times three. In addition, all unvested stock options and restricted stock would immediately vest. In the event Mr. O’Kelly was to be terminated as a result of a change in control or relocation as described above, Mr. O’Kelly would be entitled to a lump sum payment of $107,500. No severance or change of control payments have been made or are currently due with respect to these agreements. There are no other employment agreements in place and no claims existed at December 31, 2008 with respect to employment agreements with past employees.

Director Compensation Tables and Narrative Disclosure

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash	Option Awards (2) (3)	Total
Anthony Williams	$12,500	$40,044	$52,544
Rodger Bogardus	$12,500	$28,681	$41,181
Kerry Dukes	$12,500	$28,681	$41,181

(1)	Mr. Massino is Chairman of the Board. His compensation is discussed in the Executive Compensation tables. He does not receive separate compensation as a director.
(2)	Stock option compensation expense is computed in accordance with SFAS 123(R). See Note 9 of Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for computation details.
(3)	Mr. Williams holds an aggregate total of 96,250 stock options at December 31, 2008. Mr. Bogardus and Mr. Dukes each hold an aggregate total of 42,500 stock options at December 31, 2008.

Effective January 1, 2008, each non-employee Director receives a $3,125 quarterly cash stipend. New non-employee Directors historically have been granted an option to purchase shares upon joining the Board. There is no established policy requiring such a grant. Subsequent equity grants in the form of stock options, restricted stock or a combination of stock options and restricted stock typically take place annually and are based on each Director’s responsibility, experience, performance and ability to influence the Company’s long-term growth and profitability.

Compensation Committee

Compensation Committee Practices and Procedures

The Compensation Committee of the Board of Directors, comprised solely of independent Directors, has the responsibility and authority to establish the compensation program for the Company’s Executive Officers. The Compensation Committee is comprised of Mr. Kerry Dukes (Chairman), Mr. Rodger Bogardus (member) and Mr. Anthony Williams (member).

In addition, the committee may also request independent compensation survey data and proxy information from companies similar in nature and size for comparative purposes. The Company’s executives may advise the committee but play no role in compensation decisions. The committee reserves the right to also consider other unique factors in setting compensation levels and to adjust or recover for awards of payments if the Company adjusts or restates performance measures in a manner that would reduce the size of an award or payment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including the selection of the Company’s independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, Auditor’s Communication With Those Charged With Governance, as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and it discussed with the auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

KERRY DUKES

RODGER BOGARDUS

Audit Committee

October 15, 2009

PROPOSAL TWO

ACCOUNTS AND REPORTS

The Board of Directors wishes to obtain from the shareholders their approval to receive the Company’s annual accounts for the financial year ended December 31, 2008 together with the last Directors’ report and Auditors’ report on those accounts.

Vote Required

Adoption of Proposal Two requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Two is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the proposal, to allow the Board of Directors to receive the Company’s annual accounts for the financial year ended December 31, 2008 together with the last Directors’ report and Auditors’ report on those accounts.

PROPOSAL THREE

INDEPENDENT AUDITORS

The Board of Directors wishes to obtain from the shareholders their approval for the appointment of Macias Gini & O’Connell LLP as the Company’s independent auditors with respect to its filings made with the SEC for the financial year ending December 31, 2009, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. The Board of Directors also wishes to obtain from the shareholders their approval for the appointment of BDO Stoy Hayward, the United Kingdom member firm of the Company’s former U.S. independent auditors, as the Company’s independent auditors with respect to statutory filings required in the United Kingdom for the financial year ending December 31, 2009, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. BDO Stoy Hayward was first appointed as auditors by the Directors in November 1998. Macias Gini & O’Connell LLP was appointed by the Board in August 2005. Representatives of Macias Gini & O’Connell LLP are expected to be available by phone at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s auditors is approved, the Board intends to delegate the determination of the audit fees to the Audit Committee. If the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s auditors for the financial year ending December 31, 2009.

Aggregate fees billed by Macias Gini & O’Connell LLP and BDO Stoy Hayward for 2008 and 2007 were as follows:

Type of Service	2008	2007
Audit Fees (1)	$211,000	$205,000
Tax Fees (2)	26,000	36,000
Other Audit Related Fees (3)	—	—
All Other Fees (4)	—	—

Total	$237,000	$241,000

(1)	Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)	Tax Fees: This category consists of fees for professional services rendered by BDO Stoy Hayward for United Kingdom tax compliance including tax return preparation, technical tax advice and tax planning.
(3)	Other Audit Related Fees: None
(4)	All Other Fees: None

The Audit Committee has established a policy governing Company management’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. All fees identified above under the captions “Audit Fees” and “Tax Fees” that were billed by Macias Gini & O’Connell LLP and BDO Stoy Hayward were approved by the Audit Committee or the full Board on its behalf. The Audit Committee determined that the rendering of other professional services for tax compliance and tax advice by BDO Stoy Hayward was compatible with maintaining its independence.

Vote Required

Adoption of Proposal Three requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Three is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the ratification of the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s auditors for the financial year ending December 31, 2009 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any postponement or adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2008 AS FILED WITH THE SEC WITHOUT CHARGE BY WRITING TO THE COMPANY AT 831 LATOUR COURT, NAPA, CALIFORNIA 94558, USA.

By Order of the Board of Directors

William O’Kelly

Secretary

October 15, 2009

SENETEK PLC

Instructions to The Bank of New York, as Depositary

(Must be received prior to the close of business on December 6, 2009)

The undersigned registered holder of American Depositary Receipts of Senetek PLC acknowledges receipt of a copy of the Annual Report and the Proxy Statement and hereby requests and instructs The Bank of New York, as Depositary, revoking any instructions previously given, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business October 15, 2009, at the Annual General Meeting of the Shareholders of Senetek PLC to be held on Monday, December 14, 2009 at the Meritage Hotel, 875 Bordeaux Way, Napa, California, 94558, at 10:00 a.m. Pacific Standard Time, and at any adjournment or postponement thereof, to appoint Mr. William O’Kelly and Ms. Corena Michnevich, and each of them, as proxies, each with full power of substitution, and to authorize them to represent and to vote all of the Deposited Securities represented by such Receipts, in the manner indicated on the reverse side of this voting instruction card, and in their discretion on such other matters as may properly be presented at the Annual Meeting and any adjournment or postponement thereof of which the Company was not aware at least 45 days prior to the mailing of this proxy statement to shareholders.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE VOTING INSTRUCTION CARD IS PROPERLY EXECUTED, BANK OF NEW YORK, AS DEPOSITARY, WILL VOTE THE DEPOSITED SECURITIES AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE DEPOSITED SECURITIES WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR LISTED ON THIS VOTING INSTRUCTION CARD AND FOR ITEMS 2 AND 3. THE DEPOSITED SECURITIES WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ON THIS VOTING INSTRUCTION CARD AND FOR THE APPROVAL OF ITEMS 2 AND 3.

NOTE:

Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the description of the matter or resolution on the voting instruction card.

SENETEK PLC P.O. BOX 11296 NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.      ☐      Address

To include any comments, please mark this box.      ☐      Comments

Please complete and date this voting instruction card on the reverse side and return it promptly in the accompanying envelope.

* DETACH VOTING INSTRUCTION CARD HERE *

Mark, sign, date and return the voting instruction card promptly using the enclosed envelope.              Votes must be indicated (x) in black or blue ink.

	FOR	AGAINST	ABSTAIN
ORDINARY BUSINESS
1. To re-elect Kerry Dukes as a Director.	☐	☐	☐

2. To receive the Company’s annual accounts for the financial year ended December 31, 2008 together with the last director report and auditors’ report on those accounts.	☐	☐	☐

3. To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2009 at remuneration to be determined by the directors.	☐	☐	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

Form of Proxy for use at the Annual General Meeting of Senetek PLC

to be held at the Meritage Hotel, 875 Bordeaux Way, Napa, California, 94558 on Monday, December 14, 2009 at 10:00 a.m. Pacific Standard Time

I/We the undersigned, being (a) member/member(s) of	PLC, hereby appoint the Chairman of the

Meeting or,

Name of Proxy	Number of shares

as my/our proxy to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held at 10:00 am Pacific Standard Time on Monday, December 14, 2009 at the Meritage Hotel, 875 Bordeaux Way, Napa, California, 94558 and at any adjournment thereof. I/We wish my/our proxy to vote as shown below in respect of the resolutions set out in the Notice of the Meeting.

Please indicate by ticking the box if this proxy appointment is one of multiple appointments being made*

For the appointment of one or more proxy, please refer to explanatory note 2 (below)

	FOR	AGAINST	ABSTAIN
ORDINARY BUSINESS
1. To re-elect Kerry Dukes as a Director.	☐	☐	☐

2. To receive the Company’s annual accounts for the financial year ended December 31, 2008 together with the last director report and auditors’ report on those accounts.	☐	☐	☐

3. To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2009 at remuneration to be determined by the directors.	☐	☐	☐

If you want your proxy to vote in a certain way on the resolutions specified, please place on “X” in the appropriate box. If you fail to select any of the given options your proxy can vote as he/she chooses or can decide not to vote at all. The proxy can also do this on any other resolution that is put to the meeting.

*The “Vote Withheld” option is to enable you to abstain on any particular resolution. However, it should be noted that a “vote withheld” is not a vote in law and will not be counted in the calculation of the proportion of votes “For” and “Against” a resolution.

Signed                                                                                                                Dated this                              day of                                                                                                    2009

Name

Address

Notes:

1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder as his proxy to exercise all or any of his rights to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see above). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see above) the number of shares in relation to which they are authorized to act as your proxy. If left blank your proxy will be deemed to be authorized in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designed account for a shareholder, the full voting entitlement for that designated account).

2. To appoint more than one proxy you may photocopy this form. Please indicate the proxy holder’s name and the number of share in relation to which they are authorized to act as your proxy (which, in aggregate, should not exceed the number of shares held by you). Please also indicate if the proxy instruction is one of multiple instructions being given.

3. The “Vote Withheld” option is provided to enable you to abstain on any particular resolution. However, it should be noted that a “Vote Withheld” is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution.

4. The completion and return of this form will not preclude a member from attending the meeting and voting in person. If you attend the meeting in person, your proxy appointment will automatically be terminated.

5. To be effective, all votes must be lodged not less than 48 hours Pacific Time before the time of the meeting at the office of the Company’s registrars at: Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.